EXHIBIT 99.1

Woodward Reports Third Quarter Fiscal Year 2026 Results

Raising Earnings Guidance Based on Strong Third Quarter and Confidence in the Fourth Quarter

FORT COLLINS, Colo., July 29, 2026 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its third quarter ended June 30, 2026.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated. All references to years are references to the Company’s fiscal year unless otherwise stated. All percentages have been calculated using unrounded amounts.

Third Quarter Overview

	Third Quarter 2026	Year-to-Date 2026
Net sales	$1.1B, +21%	$3.2B, +24%
Earnings per share (EPS)	$2.40, +36%	$6.76, +36%
Adjusted EPS[1]	$2.52, +43%	$6.96, +45%
Net cash provided by operating activities	$147M, +17%	$352M, +48%
Free cash flow[1]	$87M, -12%	$196M, +23%

“We delivered outstanding third quarter results, including significant sales growth and margin expansion in both segments,” said Chip Blankenship, Chairman and Chief Executive Officer. “In Aerospace, commercial services demand was resilient, while commercial OEM benefited from increasing aircraft production rates. Industrial sales and earnings performance was outstanding, with segment earnings growth of 86 percent driven by substantial sales growth across all primary markets.

“Demand across our portfolio remains durable, and our teams continue to expand capacity, improve flow, and support customers. We are raising our full-year earnings guidance and remain focused on creating long-term value for shareholders through profitable growth, operational excellence, and innovation.”

Third Quarter Fiscal Year 2026 Company Results

Total Company Results (Dollars in millions, except per share amounts)
	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	Year over Year	2026	2025	Year over Year
Income Statement
Net sales	$1,110	$915	21%	$3,197	$2,572	24%
Net earnings	147	108	35%	414	304	36%
Adjusted net earnings[1]*	154	108	42%	426	294	45%
EPS	$2.40	$1.76	36%	$6.76	$4.96	36%
Adjusted EPS*	$2.52	$1.76	43%	$6.96	$4.80	45%
EBIT[1]	208	137	51%	565	394	44%
Adjusted EBIT[1]*	217	137	58%	581	381	53%
EBITDA[1]	240	166	45%	656	478	37%
Adjusted EBITDA[1]*	249	166	50%	672	465	45%
Effective tax rate	24.2%	14.5%	970 bps	21.8%	15.8%	600 bps
Adjusted effective tax rate[1]*	24.2%	14.5%	970 bps	21.9%	15.5%	640 bps

Cash Flow and Financial Position
Net cash provided by operating activities	$147	$126	17%	$352	$238	48%
Capital expenditures	60	27	125%	156	79	99%
Free cash flow	87	99	-12%	196	159	23%

Dividends paid	19	17		55	48
Share repurchases	198	45		553	124
Total debt				1,342	933
EBITDA leverage[1]				1.6x	1.5x
*There were no adjustments to these measures in the third quarter of fiscal year 2025

Segment Results

Aerospace (Dollars in millions)
	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	Year over Year	2026	2025	Year over Year
Commercial OEM	$234	$175	34%	$640	$497	29%
Commercial services	268	215	24%	788	581	36%
Defense OEM	141	150	-6%	430	401	7%
Defense services	66	55	20%	189	173	9%

Sales	709	596	19%	2,047	1,652	24%
Segment earnings	170	126	35%	476	345	38%
Segment margin %	24.0%	21.1%	290 bps	23.3%	20.9%	240 bps

Segment earnings for the third quarter of 2026 were $170 million, or 24.0 percent of segment sales. The increase in segment earnings in the quarter was the result of price realization and increased leverage on higher sales volumes, partially offset by inflation and unfavorable mix.

Segment earnings for the first nine months of fiscal 2026 were $476 million, or 23.3 percent of segment sales. The increase in segment earnings in the first nine months of the fiscal year was the result of price realization and increased leverage on higher sales volumes, partially offset by strategic investments in manufacturing capabilities, inflation, and unfavorable mix.

Industrial (Dollars in millions)
	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	Year over Year	2026	2025	Year over Year
Transportation	$180	$129	40%	$523	$368	42%
Power generation	145	122	19%	403	364	11%
Oil and gas	76	68	11%	223	188	18%

Sales	401	319	26%	1,150	920	25%
Segment earnings	88	48	86%	221	134	65%
Segment margin %	22.1%	14.9%	720 bps	19.2%	14.5%	470 bps

Industrial segment earnings for the third quarter of 2026 were $88 million, or 22.1 percent of segment sales. Industrial segment earnings for the first nine months of 2026 were $221 million, or 19.2 percent of segment sales. The increase in segment earnings in both periods was primarily driven by increased leverage on higher sales volume and price realization, partially offset by inflation.

Nonsegment (Dollars in millions)
	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	Year over Year	2026	2025	Year over Year
Nonsegment expenses	$(51)	$(36)	41%	$(132)	$(85)	56%
Adjusted nonsegment expenses[1]	(42)	(36)	15%	(116)	(98)	19%

Fiscal Year 2026 Guidance

Based on strong third quarter performance and confidence in the fourth quarter, Woodward is raising its 2026 earnings guidance.
	Prior FY26 Guidance	Revised FY26 Guidance
	Issued on April 29, 2026	Issued on July 29, 2026
Total Company
Sales growth	up 20% - 23%	no change
Adjusted EPS[3]	$9.15 - $9.45	$9.30 - $9.50
Free cash flow[3]	$300 - $350 million	no change
Capital expenditures	~$290 million	no change
Shares	~61.5 million	no change
Adjusted effective tax rate[3]	~22%	~22.5%

Segment Data
Aerospace
Sales growth	up 21% - 24%	up 21% - 23%
Segment earnings (% of sales)	23% - 23.5%	~23.5%
Industrial
Sales growth	up 18% - 20%	up 19% - 21%
Segment earnings (% of sales)	18% - 18.5%	~19%

Conference Call

Woodward will hold an investor conference call at 5:00 p.m. ET on July 29, 2026, to provide an overview of the financial performance for its third quarter ended June 30, 2026, business highlights, and guidance for fiscal year 2026. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing + 1 (833) 461-5787 (U.S. domestic) or + 1 (585) 542-9983 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 180 854 471. The call and presentation will be available on the website by selecting “Investors/Events & Presentations” from the menu and will remain accessible on the Company’s website for one year.

About Woodward, Inc.
Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement
This release contains forward-looking statements regarding future events and Woodward’s future results within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that are deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of management. Words such as “anticipate,” “believe,” “estimate,” “seek,” “goal,” “expect,” “forecast,” “intend,” “continue,” “outlook,” “plan,” “project,” “target,” “strive,” “can,” “could,” “may,” “should,” “will,” “would,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, forward-looking statements may include statements that refer to projections of our future performance, guidance measures, market dynamics, strategies, strategic focus areas, trends in our businesses and markets, other events or developments, or other non-historical matters. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks, and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales, as well as innovation and new product development; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) volatility with respect to the China on-highway natural gas truck market; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees, including its ability to retain key personnel or attract and retain new qualified personnel; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity, data privacy, and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2025, any subsequently filed Quarterly Report on Form 10-Q. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries Condensed Consolidated Statement of Earnings (Unaudited – In thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales	$1,109,705	$915,446	$3,196,727	$2,571,800
Costs and expenses:
Cost of goods sold	759,799	666,287	2,238,752	1,892,908
Selling, general, and administrative expenses	106,465	88,703	303,735	242,241
Research and development costs	49,316	41,088	133,191	108,525
Restructuring charges	9,264	-	16,079	-
Interest expense	14,827	11,234	37,206	35,464
Interest income	(611)	(838)	(2,027)	(3,236)
Other income, net	(22,867)	(17,864)	(60,299)	(65,755)
Total costs and expenses	916,193	788,610	2,666,637	2,210,147
Earnings before income taxes	193,512	126,836	530,090	361,653
Income taxes	46,837	18,388	115,683	57,165
Net earnings	$146,675	$108,448	$414,407	$304,488

Earnings per share amounts:
Basic earnings per share	$2.47	$1.82	$6.95	$5.12
Diluted earnings per share	$2.40	$1.76	$6.76	$4.96
Weighted average common shares outstanding:
Basic	59,445	59,680	59,632	59,442
Diluted	61,018	61,488	61,317	61,374

Cash dividends paid per share	$0.32	0.28	0.92	0.81

Woodward, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited – In thousands)
	June 30, 2026	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$474,851	$327,431
Accounts receivable	1,012,481	831,116
Inventories	724,803	654,608
Income taxes receivable	43,880	1,553
Assets held for sale	19,953	-
Other current assets	62,590	69,706
Total current assets	2,338,558	1,884,414
Property, plant, and equipment, net	1,087,764	986,623
Goodwill	893,956	832,288
Intangible assets, net	447,263	428,080
Deferred income tax assets	39,504	118,711
Other assets	389,356	380,027
Total assets	$5,196,401	$4,630,143

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$592,426	$122,300
Current portion of long-term debt	131,779	122,934
Accounts payable	328,957	289,417
Income taxes payable	65,196	59,655
Accrued liabilities	299,255	313,083
Liabilities held for sale	3,589	-
Total current liabilities	1,421,202	907,389
Long-term debt, less current portion	617,730	456,968
Deferred income tax liabilities	109,023	107,669
Other liabilities	574,652	591,727
Total liabilities	2,722,607	2,063,753
Stockholders’ equity	2,473,794	2,566,390
Total liabilities and stockholders’ equity	$5,196,401	$4,630,143

Woodward, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$351,937	$237,976

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(156,337)	(78,537)
Proceeds from sales of assets	-	41
Proceeds from sales of investments	81	-
Proceeds from business divestitures	1,239	48,043
Payments for acquisitions, net of cash acquired	(131,778)	2,935
Net cash used in investing activities	(286,795)	(27,518)

Cash flows from financing activities:
Cash dividends paid	(54,902)	(48,195)
Proceeds from sales of treasury stock	55,070	96,064
Payments for repurchases of common stock	(553,438)	(124,276)
Borrowings on long-term debt	250,000	-
Borrowings on revolving lines of credit and short-term borrowings	3,002,740	1,957,900
Payments on revolving lines of credit and short-term borrowings	(2,532,353)	(1,821,900)
Payments of debt financing costs	(2,583)	-
Payments of long-term debt and finance lease obligations	(75,765)	(85,719)
Net cash provided by (used in) financing activities	88,769	(26,126)
Effect of exchange rate changes on cash and cash equivalents	(6,491)	6,557
Net change in cash and cash equivalents	147,420	190,889
Cash and cash equivalents at beginning of year	327,431	282,270
Cash and cash equivalents at end of period	$474,851	$473,159

Woodward, Inc. and Subsidiaries Segment Net Sales and Net Earnings (Unaudited – In thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Segment net sales:
Aerospace	708,673	595,990	2,046,891	1,651,601
Industrial	401,032	319,456	1,149,836	920,199
Total consolidated net sales	$1,109,705	$915,446	$3,196,727	$2,571,800
Segment earnings*:
Aerospace	170,020	125,740	476,490	345,081
As a percent of segment net sales	24.0%	21.1%	23.3%	20.9%
Industrial	88,484	47,622	221,199	133,786
As a percent of segment net sales	22.1%	14.9%	19.2%	14.5%
Total segment earnings	$258,504	$173,362	$697,689	$478,867
Nonsegment expenses	(50,776)	(36,130)	(132,420)	(84,986)
EBIT	$207,728	$137,232	$565,269	$393,881
Interest expense, net	(14,216)	(10,396)	(35,179)	(32,228)
Consolidated earnings before income taxes	$193,512	$126,836	$530,090	$361,653
*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$59,617	$26,547	$156,337	$78,537
Depreciation expense	$22,501	$21,482	$66,679	$63,238

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings and EPS to Adjusted Net Earnings[1] and Adjusted EPS[1] (Unaudited – In thousands, except per share amounts)
	Three Months Ended June 30,
	2026		2025
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share

Net earnings (U.S. GAAP)	$146,675	$2.40	$108,448	$1.76
Non-U.S. GAAP adjustments
Restructuring charges	9,264	0.15	-	-
Tax effect of non-U.S. GAAP net earnings adjustments	(2,311)	(0.03)	-	-
Total non-U.S. GAAP adjustments	6,953	0.12	-	-
Adjusted net earnings (non-U.S. GAAP)	$153,628	$2.52	$108,448	$1.76

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings and EPS to Adjusted Net Earnings[1] and Adjusted EPS[1] (Unaudited – In thousands, except per share amounts)
	Nine Months Ended June 30,
	2026		2025
	Net Earnings	Earnings Per Share	Net Earnings	Earnings Per Share

Net earnings (U.S. GAAP)	$414,407	$6.76	$304,488	$4.96
Non-U.S. GAAP adjustments
Restructuring charges	16,079	0.26	-	-
Product rationalization[a]	-	-	(20,524)	(0.33)
Business development activities[b]	-	-	7,310	0.12
Tax effect of non-U.S. GAAP net earnings adjustments	(4,013)	(0.06)	3,130	0.05
Total non-U.S. GAAP adjustments	12,066	0.20	(10,084)	(0.16)
Adjusted net earnings (non-U.S. GAAP)	$426,473	$6.96	$294,404	$4.80

  Presented in the line item "Other income, net" in Woodward's Condensed Consolidated Statement of Earnings.
  Presented in the line item "Selling, general, and administrative expenses" in Woodward's Condensed Consolidated Statement of Earnings.

Woodward, Inc. and Subsidiaries Reconciliation of Income Tax Expense to Adjusted Income Tax Expense[1] (Unaudited – In thousands)
	Three Months Ended June 30,
	2026	2025
Income tax expense (U.S. GAAP)	$46,837	$18,388
Tax effect of non-U.S. GAAP net earnings adjustments	2,311	-
Adjusted income tax expense (non-U.S. GAAP)	$49,148	$18,388
Adjusted effective tax rate (non-U.S. GAAP)	24.2%	14.5%

Woodward, Inc. and Subsidiaries Reconciliation of Income Tax Expense to Adjusted Income Tax Expense[1] (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Income tax expense (U.S. GAAP)	$115,683	$57,165
Tax effect of non-U.S. GAAP net earnings adjustments	4,013	(3,130)
Adjusted income tax expense (non-U.S. GAAP)	$119,696	$54,035
Adjusted effective tax rate (non-U.S. GAAP)	21.9%	15.5%

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBIT[1] and Adjusted EBIT[1] (Unaudited – In thousands)
	Three Months Ended June 30,
	2026	2025
Net earnings (U.S. GAAP)	$146,675	$108,448
Income tax expense	46,837	18,388
Interest expense	14,827	11,234
Interest income	(611)	(838)
EBIT (non-U.S. GAAP)	207,728	137,232
Total non-U.S. GAAP adjustments	9,264	-
Adjusted EBIT(non-U.S. GAAP)	$216,992	$137,232

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBIT[1] and Adjusted EBIT[1] (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Net earnings (U.S. GAAP)	$414,407	$304,488
Income tax expense	115,683	57,165
Interest expense	37,206	35,464
Interest income	(2,027)	(3,236)
EBIT (non-U.S. GAAP)	565,269	393,881
Total non-U.S. GAAP adjustments	16,079	(13,214)
Adjusted EBIT (non-U.S. GAAP)	$581,348	$380,667

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1] and Adjusted EBITDA[1] (Unaudited – In thousands)
	Three Months Ended June 30,
	2026	2025
Net earnings (U.S. GAAP)	$146,675	$108,448
Income tax expense	46,837	18,388
Interest expense	14,827	11,234
Interest income	(611)	(838)
Amortization of intangible assets	9,568	7,172
Depreciation expense	22,501	21,482
EBITDA (non-U.S. GAAP)	239,797	165,886
Total non-U.S. GAAP adjustments	9,264	-
Adjusted EBITDA (non-U.S. GAAP)	$249,061	$165,886

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1] and Adjusted EBITDA[1] (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Net earnings (U.S. GAAP)	$414,407	$304,488
Income tax expense	115,683	57,165
Interest expense	37,206	35,464
Interest income	(2,027)	(3,236)
Amortization of intangible assets	24,334	20,858
Depreciation expense	66,679	63,238
EBITDA (non-U.S. GAAP)	656,282	477,977
Total non-U.S. GAAP adjustments	16,079	(13,214)
Adjusted EBITDA (non-U.S. GAAP)	$672,361	$464,763

Woodward, Inc. and Subsidiaries Reconciliation of Net Earnings to EBITDA[1] (Unaudited – In thousands)
	Twelve Months Ended June 30,
	2026	2025
Net earnings (U.S. GAAP)	$552,029	$387,783
Income tax expense	137,818	75,401
Interest expense	47,431	48,941
Interest income	(2,980)	(5,199)
Amortization of intangible assets	88,495	84,321
Depreciation expense	31,701	29,102
EBITDA (non-U.S. GAAP)	$854,494	$620,349

Woodward, Inc. and Subsidiaries Calculation of EBITDA[1]Leverage (Unaudited – In thousands)
	Twelve Months Ended June 30,
	2026	2025
Rolling twelve-month EBITDA[1]	$854,494	$620,349
Total debt	1,341,935	932,871
EBITDA Leverage	1.6	1.5

Woodward, Inc. and Subsidiaries Reconciliation of Nonsegment Expenses to Adjusted Nonsegment Expenses[1] (Unaudited – In thousands)
	Three Months Ended June 30,
	2026	2025
Nonsegment expenses (U.S. GAAP)	$(50,776)	$(36,130)
Restructuring charges	9,264	-
Adjusted nonsegment expenses (non-U.S. GAAP)	$(41,512)	$(36,130)

Woodward, Inc. and Subsidiaries Reconciliation of Nonsegment Expenses to Adjusted Nonsegment Expenses[1] (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Nonsegment expenses (U.S. GAAP)	$(132,420)	$(84,986)
Restructuring charges	16,079	-
Product rationalization	-	(20,524)
Business development activities	-	7,310
Adjusted nonsegment expenses (non-U.S. GAAP)	$(116,341)	$(98,200)

Woodward, Inc. and Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[1] (Unaudited – In thousands)
	Three Months Ended June 30,
	2026	2025
Net cash provided by operating activities (U.S. GAAP)	$146,673	$125,635
Payments for property, plant, and equipment	(59,617)	(26,547)
Free cash flow (non-U.S. GAAP)	$87,056	$99,088

Woodward, Inc. and Subsidiaries Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[1] (Unaudited – In thousands)
	Nine Months Ended June 30,
	2026	2025
Net cash provided by operating activities (U.S. GAAP)	$351,937	$237,976
Payments for property, plant, and equipment	(156,337)	(78,537)
Free cash flow (non-U.S. GAAP)	$195,600	$159,439

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted income tax expense, adjusted effective tax rate, adjusted EBIT, adjusted EBITDA, and adjusted nonsegment expenses exclude, as applicable, (i) product rationalization, (ii) costs related to business development activities, and (iii) restructuring charges. The product rationalization adjustment pertains to the elimination and divestiture of certain product lines. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Guidance with respect to non-U.S. GAAP measures as provided in this release excludes, as applicable, restructuring charges.

EBIT (earnings before interest and taxes), adjusted EBIT, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, adjusted net earnings, adjusted earnings per share, adjusted income tax expenses, adjusted effective tax rate, adjusted nonsegment expenses, EBITDA leverage, and free cash flow are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. EBITDA leverage is calculated by taking a rolling twelve-month EBITDA divided by total debt. Management uses EBITDA leverage to assess Woodward’s earnings capacity relative to its total debt, monitor financial flexibility, evaluate capital structure impacts of strategic scenarios, and assist in capital allocation decisions. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment in reviewing the financial performance of Woodward’s business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, adjusted EBITDA, and EBITDA leverage exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, EBITDA leverage and free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Social Media: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page, and LinkedIn as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

3FY26 Adjusted EPS, Free Cash Flow, and Adjusted Effective Tax Rate: Information reconciling our FY26 adjusted EPS, free cash flow and adjusted effective tax rate guidance to the most directly comparable GAAP financial measures on a forward-looking basis is not available without unreasonable effort primarily due to the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

Contact:
Dan Provaznik
Director, Investor Relations
970-498-3849
Dan.Provaznik@woodward.com